                                                                EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-86842, 333-68291, 333-68283, 333-75953,
333-78699, 333-76823, 333-81475, 333-80815, 333-75951, 333-36894 and 333-73718)
and Forms S-8 (Nos. 333-42015, 333-78779, 333-90042 and 333-100214) of AMB
Property Corporation of our reports dated February 13, 2004 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.


PricewaterhouseCoopers LLP


San Francisco, California
March 11, 2004